                                             EXHIBIT (1O)(i)



                   THIRTIETH AGREEMENT AMENDING
                 NEW ENGLAND POWER POOL AGREEMENT


     THIS AGREEMENT, dated as of the 1st day of June, 1993 is entered into by the signatories hereto for the amendment by them of the New England Power Pool Agreement dated as of September 1, 1971 (the "NEPOOL Agreement"), as previously amended by twenty-eight (28) amendments, the most recent of which was dated as of September 15, 1992, and as proposed to be amended by a pending twenty-ninth amendment dated as of May 1, 1993.
     WHEREAS, the signatory Participants propose to amend the provisions on NEPOOL planning in the NEPOOL Agreement, and to provide for new categories of Pool-Planned Facilities and Pool-Planned Purchases and to couple this with a change in the definition of Pool-Planned Unit to reference only existing Units; and
     WHEREAS, the proposed amendments are intended, among other things, to facilitate the use of revenue bond financing by Participants which are Massachusetts municipal utilities, and to avoid in the future controversies over criteria for the designation of Pool-Planned Units.
     NOW THEREFORE, the signatories hereby agree as follows:

                            SECTION 1
                            AMENDMENTS
     Section 1.       Amendment of Section 7.12
     Section 7.12(j) is amended to read as follows:
          (j) coordinating the review of proposed plans of Participants pursuant to Sections 10.1, 10.4 and
               11.1 and coordinating the submission of
               recommendations to the Management Committee regarding such proposed plans;

     Section 7.12 is further amended by deleting the and" at the end of Subsection (i) and by adding the following new Subsections at the end of the Section:
          (k) to the extent appropriate, enabling the planning and installation of reliable and economical bulk power supply and related facilities of NEPOOL by establishing reasonable criteria, guidelines and methods relating to the appropriate provisions for integrated bulk power supply planning and related facilities on behalf of all the NEPOOL Participants;

          (l) preparing forecasts of the aggregate coincidental Adjusted Load of the Participants and of the Annual and Monthly Peaks and the Adjusted Annual and Monthly Peaks of each of the Participants for use by the Management Committee in estimating "C" and "E" for purposes of Section 9.2(a); and

          (m)  coordinating with neighboring pools, non-
               Participants and the regional reliability council on matters of regional planning and regional reliability.

Section 2.     Amendment of Section 9.4(a)

Section 9.4(a) is amended to read as follows:

     (a) At the conclusion of each Capability Period, the Operations Committee shall determine whether each Participant has satisfied its Capability Responsibility obligation for each month during such Capability Period. If the minimum monthly System Capability of a Participant during a month was less than its Capability Responsibility, the number of Kilowatts of its deficiency shall be computed and the Participant shall pay a Capability Responsibility adjustment charge for the month computed at the rate prescribed by Section 9.4(b). For purposes of Sections 9.4(a) and 9.4(d), the minimum monthly System Capability of a Participant for a month during a Capability Period is equal to the sum of (i) the Participant's lowest System Capability (as determined without taking into account any Entitlements in Pool-Planned Facilities initially placed in commercial operation during the Capability Period) for any day during the month, plus (ii) for each Pool-Planned Facility initially placed in commercial operation during the Period on or prior to the first day of the third month of the Period, one-sixth of (A) the amount of the Participant's Entitlement, if any, in such Facility times (B) the number of full months during such period that such Facility was in commercial operation, subject to the right of the Participant to elect, by written notice received by the chairman of the Operations Committee prior to the end of the Period, not to receive credit under this clause (ii), plus (iii) for each Pool-Planned Facility initially placed in commercial operation during the period on or prior to the first day of the month and for which no credit was given under clause (ii), the amount of the Participant's Entitlement, if any, in such Facility. Retirements made on the last day of any month shall not be deducted from System Capability for that month.

Section 3.     Amendment of Section 10.1

Section 10.1 is amended to read as follows:

10.1      Recommendation of Additional Facilities

          The Management Committee shall periodically review the need for, and shall recommend, additions to and changes in generating and transmission facilities of the Participants, or sales to or purchases of power from Non-Participants, to meet the reliability standards established by it pursuant to Section 5.13 and the other objectives of NEPOOL. In making its review and recommendations, the Management Committee shall give due consideration to (i) reports of the Policy Planning Committee as to any alternatives proposed by the Policy Planning Committee, and (ii) such other matters as the Management Committee deems pertinent.

          The Management Committee shall specify the type, range of capacity, target date for initial commercial operation and other appropriate characteristics of recommended facilities.

          At least once every three years the Management Committee shall adopt a ten-year NEPOOL expansion plan specifying the type and timing of additional generating units, PTF facilities and other resources recommended for commercial operation during the period of the expansion plan.

          The Management Committee shall also periodically review the need for, and shall recommend, arrangements to meet the reliability standards established by it pursuant to
          Section 5.13 and the other objectives of NEPOOL, under which Participants, affiliates of Participants or other persons may effect additions to and changes in generating and transmission facilities for use by Participants. Any such facilities shall be eligible for designation as Pool-Planned Facilities under
          Section 11.1.

Section 4.     Amendment of Section 10.6

Section 10.6 is amended to read as follows:

10.6 Increase in Reserves Because of Non-NEPOOL Planned Unit or Facility

          If a Participant has at any time an Entitlement in a generating unit placed in commercial operation after October 31, 1975, which is not a Pool-Planned Unit or a Pool-Planned Facility and with respect to which no significant firm commitments to manufacturers or constructors were made on or before November 1, 1971, and as a result of the character, size or operation of such unit NEPOOL reserves are required to be increased, such Participant shall be responsible for providing (at its expense and, if more than one Participant has an Entitlement in the unit, in proportion to its Entitlement in such unit) the required additional NEPOOL reserves for so long as, and to the extent that, such increase is required by reason of such unit, or until such unit is accepted by the Management Committee as a Pool-Planned Unit or a Pool-Planned Facility; provided that such Entitlement shall be included in the Participant's System Capability for Capability Responsibility purposes.

Section 5.     Amendment of Section 11.1

Section 11.1 is amended to read as follows:

11.1      Pool Access Objectives; Designation of Pool-Planned
          Facilities or Purchases

          It is an objective of NEPOOL that each Participant shall have an appropriate opportunity to meet its Capability Responsibility from Pool-Planned Facilities.

          It is recognized that in the past Participants have satisfied their generating needs in various ways, as sole or joint owners of generating units, as joint owners of interests in generating companies, as purchasers from other Participants or Non-Participants under Unit Contracts or as wholesale customers, although some smaller Participants have indicated a desire to change their mode of participation in the future by ceasing to be wholesale customers in whole or part. It is anticipated that such smaller Participants and their suppliers will work out individual arrangements covering the phase-out of present contracts and that in many cases this may best be accomplished over a five-to-ten year period. Furthermore, Participants have participated in transmission facilities as sole owners, as joint owners of interests in transmission companies, or by entering into joint long-term support arrangements, and it is expected that this diversity will continue in the future because of the varying situations of the Participants. Many of the joint arrangements have been arranged or facilitated by NEPOOL action, and it is a continuing objective of NEPOOL to facilitate, in appropriate circumstances, joint generation and transmission arrangements through the designation of Pool-Planned Facilities and Pool-Planned Purchases.

          A Participant which proposes, or whose affiliate proposes, a joint arrangement for the installation with other Participants of an additional generating unit rated 25 MW (gross) or above or a transmission facility rated 69 kV or above, or for a purchase jointly with other Participants of a Unit Contract Entitlement from a Non-Participant may submit, in such form, manner and detail as the Management Committee or the Policy Planning Committee may reasonably prescribe, a request to the Management Committee to designate the generating unit or the transmission facility as a Pool-Planned Facility or the purchase as a Pool-Planned Purchase, as the case may be. If the request relates to an additional generating unit or transmission facility to be installed by the Participant or its affiliate, the request shall be submitted at or before the time the Participant's plan for the facility is submitted pursuant to Section 10.4. it shall be a condition to the granting of the requested Pool-Planned status for a generating unit or purchase that the share of the unit or purchase which the Participant proposes to make available for joint participation be at least a 25% share and that it be offered first to all other Participants on a fair and nondiscriminatory basis, before any offering is made to Non-Participants.

          The Policy Planning Committee shall review the Participant's proposal to determine its consistency with NEPOOL objectives and shall report the results of its review to the Management Committee. If the Management Committee determines, on the basis of the Policy Planning Committee's report and such other information as the Management Committee deems appropriate, that the proposal is consistent with NEPOOL objectives and that the Participant has made the offer of joint participation contemplated by this Section, if required, (whether or not such offer has been accepted by one or more other Participants), it shall designate the proposed generating unit or transmission facility as a Pool-Planned Facility, or shall designate the purchase as a Pool-Planned Purchase, as the case may be.

          Provided the Participant has offered at least 25% of the capacity to other Participants through joint ownership or unit contract participation, the Management Committee may not unreasonably withhold designation as a Pool-Planned Facility of a generating unit proposed to be constructed by one or more Participants in order to satisfy their anticipated Capability Responsibilities and/or to provide an appropriate mix of their generating capabilities if the needs of such Participants in these regards have not been satisfied from other units or facilities designated as Pool-Planned on a basis consistent with the following objectives:

          (a) Each Participant should have a reasonable opportunity to satisfy its load over some reasonable time period with a mix of generation reasonably comparable as to economics and types to that being developed for New England.

          (b) No Participant should be required to subject itself to an excessively disproportionate exposure to backup power costs or reserve obligations as a result of having to take any Entitlement which is excessively disproportionately large as compared to the Participant's size, or as the result, during any sustained period, of having to take a disproportionate portion of its capacity from immature units.

          (c) No Participant which has maintained an integrated system in the past should be required to impair the attractiveness of its securities in the capital markets by making unreasonably large capital investments in new generation or by becoming dependent upon other Participants for a substantially disproportionate amount of its System Capability.

     Section 6.       Amendment of Section 15.33

     Section 15.33 is amended to read as follows:

          15.33 Pool-Planned Unit is one of the following units: New Haven Harbor Unit 1 (Coke Works), Mystic Unit 7, Canal Unit 2, Potter Unit 2, Wyman Unit 4, Stony Brook Units 1, lA, lB, lC, 2A and 2B, Millstone Unit 3, Seabrook Unit 1 and Waters River Unit 2 (to the extent of 7 megawatts of its Summer Capability and 12 megawatts of its Winter Capability).

     Section 7.       Addition of New Section 15.33A

     The Agreement is amended by adding new Section 15.33A, as follows:

          15.33A Pool-Planned Facility and Pool-Planned Purchase are, respectively, (a) (i) a generating unit or transmission facility designated as a "Pool-Planned Facility" pursuant to Section 11.1 or (ii) which was designated as a "Pool-Planned facility" pursuant to Section 10.1 prior to January 1, 1993, and (b) a purchase from a Non-Participant designated by the Management Committee as a "Pool-Planned Purchase" pursuant to Section 11.1; provided that a "Pool-Planned Purchase" will not be entitled to transfer rights under Section 13.2(c), but Section 13.2(c) shall continue to be effective as to existing and new purchases from Hydro-Quebec utilizing the HQ Interconnection.


                            SECTION II

                    EFFECTIVENESS OF AGREEMENT

     Following its execution by the requisite number of Participants, this Agreement, and the amendments provided for above shall become effective on September 30, 1993, or on such later date as the Federal Energy Regulatory Commission shall provide that such amendment shall become effective.

                           SECTION III
                      USAGE OF DEFINED TERMS
     The usage in this Agreement of terms which are defined in the NEPOOL Agreement shall be deemed to be in accordance with the definitions thereof in the NEPOOL Agreement.

                            SECTION IV
                           COUNTERPARTS
     This Agreement may be executed in any number of counterparts and each executed counterpart shall have the same force and effect as an original instrument and as if all the parties to all the counterparts had signed the same instrument. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereof, and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more signature pages.

     IN WITNESS WHEREOF, each of the signatories has caused a counterpart signature page to be executed by its duly authorized representative, as of the 1st day of June, 1993.

                    COUNTERPART SIGNATURE PAGE
                 TO THIRTIETH AGREEMENT AMENDING
                 NEW ENGLAND POWER POOL AGREEMENT
                     DATED AS OF JUNE 1, 1993

     The NEPOOL Agreement, being dated as of September 1, 1971, and being previously amended by twenty-eight (28) amendments (with a pending twenty-ninth (29) amendment dated as of May 1, 1993), the most recent prior amendment which has become effective being an amendment dated as of September 15, 1992.

                 THIRTY-FIRST AGREEMENT AMENDING
                 NEW ENGLAND POWER POOL AGREEMENT
               __________________________________


     THIS AGREEMENT, dated as of the 1st day of July, 1995, is entered into by the signatory Participants for the amendment by them of the New England Power Pool Agreement dated as of September 1, 1971 (the "NEPOOL Agreement"), as previously amended by twenty-nine (29) amendments, the most recent of which was dated as of May 1, 1993, and as previously proposed to be amended by a thirtieth amendment dated as of June 1, 1993 which has been withdrawn.
     WHEREAS, Participants have not been permitted by the terms of the NEPOOL Agreement to make sales of energy to other Participants or Non-Participants while retaining for their own Capability Responsibility accounting purposes the Capability related to the energy resource, and therefore there has been no opportunity for energy transactions directly between Participants, or between Participants and Non-Participants, without the Participant seller's loss of Capability for Capability Responsibility accounting purposes; and
     WHEREAS, the requirement that power transactions include both Capability and energy has limited implementation of economic coordination transactions among Participants and between Participants and Non-Participants; and
     WHEREAS, the Participants desire to amend the NEPOOL Agreement to permit two types of transactions, No Capability

Transactions and Energy Only Transactions, that transfer energy without affecting the Participant seller's Capability for Capability Responsibility accounting purposes.
     NOW THEREFORE, the signatory Participants hereby agree as follows:

                            SECTION I
     The NEPOOL Agreement is amended by adding Attachment A hereto as a Supplement to, and part of, the NEPOOL Agreement.

                            SECTION II
                    EFFECTIVENESS OF AGREEMENT
     Following its execution by the requisite number of Participants, this Agreement, and the amendment adding the attached Supplement to the NEPOOL Agreement, shall become effective on October 1, 1995, or if the Federal Energy Regulatory
Commission shall not permit such effective date, then this Agreement and the attached Supplement shall become effective on the first day of such later month as the Federal Energy
Regulatory Commission shall provide.

                           SECTION III
                      USAGE OF DEFINED TERMS
     Except as otherwise provided in the attached Supplement, usage in this Agreement and the Supplement of terms which are defined in the NEPOOL Agreement shall be deemed to be in accordance with the definitions thereof in the NEPOOL Agreement.

                            SECTION IV
                           COUNTERPARTS
     This Agreement may be executed in any number of counterparts and each executed counterpart shall have the same force and effect as an original instrument and as if all the parties to all the counterparts had signed the same instrument. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereof, and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more signature pages.

     IN WITNESS WHEREOF, each of the signatory Participants have caused a counterpart signature page to be executed by its duly authorized representative, as of the 1st day of July, 1995.

                    COUNTERPART SIGNATURE PAGE
                TO THIRTY-FIRST AGREEMENT AMENDING
                 NEW ENGLAND POWER POOL AGREEMENT

                    DATED AS OF JULY 1, 1995


     The NEPOOL Agreement, being dated as of September 1, 1971, and being previously amended by twenty-nine (29) amendments the most recent of which was dated as of May 1, 1993.



                              __________________________________
                                         (Participant)



                              By: _____________________________
                                   Name:
                                   Title:
                                   Address:

                 THIRTY-SECOND AGREEMENT AMENDING
                 NEW ENGLAND POWER POOL AGREEMENT


     THIS THIRTY-SECOND AGREEMENT, dated as of the 1st day of September, 1995, is entered into by the signatory Participants for the amendment by them of the New England Power Pool Agreement dated as of September 1, 1971 (the "NEPOOL Agreement"), as previously amended by twenty-nine (29) amendments, the most recent of which was dated as of May 1, 1993; as previously proposed to be amended by a thirtieth amendment dated as of June 1, 1993 which has been withdrawn; and as proposed to be amended by a pending thirty-first amendment dated as of July 1, 1995.
     WHEREAS, the NEPOOL Review Committee has been reconstituted, in response to a general invitation issued in early 1995 by the NEPOOL Participants, to include representatives of independent power producers ("IPPs"), power marketers, power brokers, utility regulators, environmental groups and others, and the Committee is currently discussing a restructuring of NEPOOL in light of the emerging changes in the electric utility industry;
     WHEREAS, the NEPOOL Review Committee's January 1995 Phase One Report concluded as part of the NEPOOL restructuring that "NEPOOL membership should be open to a broad spectrum of entities";
     WHEREAS, IPPs are permitted to become Participants under current NEPOOL provisions and the Participants are willing, consistent with the NEPOOL Review Committee's Phase One Report, to amend the NEPOOL Agreement also to permit power marketers and power brokers to become Participants;
     WHEREAS, as an interim step in the restructuring of NEPOOL the Participants are willing to amend the NEPOOL Agreement to permit power marketers and power brokers to become Participants now, even before the completion of the restructuring of NEPOOL, to facilitate their participation in bulk power transactions in New England and more directly in the day-to-day activities of NEPOOL;
     WHEREAS, certain New England utilities that have chosen so far not to become Participants have expressed their interest in amending language to the NEPOOL Agreement in order to make membership in NEPOOL more desirable to them;
     WHEREAS, the amendments proposed herein do not change the voting and governance provisions of the NEPOOL Agreement;
     WHEREAS, representatives of certain of the IPPs and power marketers have expressed in NEPOOL Review Committee discussions
(1) the belief that any amendments to the NEPOOL Agreement designed to effect the restructuring of NEPOOL should be preceded by an amendment to the NEPOOL voting and governance structure so that IPPs and power marketers can participate fully and have a separate vote on all restructuring matters placed before the NEPOOL Executive Committee, (2) the concern that the interests of IPPs and power marketers may not be adequately addressed in the restructuring discussions in the NEPOOL Executive Committee during the interim period when the terms of NEPOOL restructuring are being discussed, and (3) the position that the issue of whether and, if so, how to amend the definition of the term "Entity" under Section 15.14 of the NEPOOL Agreement to include end-users should be addressed and resolved during the NEPOOL restructuring process;
     WHEREAS, during NEPOOL Review Committee discussions, various NEPOOL Participants have expressed (1) their belief that the NEPOOL voting and governance structure (a) should be fair, (b) should take into account the interests of all members and reflect votes that are appropriately weighted in relationship to each member's responsibilities and obligations (i.e. transmission, generation and/or load), and (c) should minimize the opportunities for gridlock, (2) their desire to involve substantively the IPPs, power marketers, power brokers, Federal and state regulators, and any other interested entities in the restructuring effort, but not to impede the operations of NEPOOL during the restructuring process, and (3) the desire first to assure the opportunity for broader membership by all entities transacting business in the wholesale bulk power market in New England before addressing whether and, if so, how to involve end-users in the Pool;
     WHEREAS, in order to address the IPPs' and power marketers' beliefs, concerns, positions, desires, and interests, the Participants have invited IPPs, power marketers, and power brokers that elect to become Participants after this Thirty-Second Agreement is effective to select a common representative to receive notice of all meetings of the NEPOOL Executive

Committee, NEPOOL Operations Committee, and NEPOOL Policy Planning Committee and to attend those meetings and act as their common spokesperson at such meetings;
     WHEREAS, those IPPs and power marketers involved in the NEPOOL Review Committee effort which are listed in Attachment 1 to this Thirty-Second Agreement have provided the Participants assurances that these IPPs and power marketers support or do not oppose acceptance of this Thirty-Second Agreement by the Federal Energy Regulatory Commission (the "Commission");
     WHEREAS, in reliance on and subject to the assurances of the IPPs and power marketers described in the preceding paragraph, the Participants, IPPs and power marketers participating in the NEPOOL Review Committee effort have agreed that governance and voting issues relative to IPPs and power marketers are among the priority issues identified in the NEPOOL Review Committee's Phase One Report and that they will continue to use their best efforts to resolve these issues expeditiously through the NEPOOL Review Committee; and
     WHEREAS, Participants, IPPs and power marketers have also agreed that the issue of whether and, if so, how to amend the NEPOOL Agreement to permit membership by those not eligible for NEPOOL membership after this Thirty-Second Agreement becomes effective should be addressed before completion of the NEPOOL restructuring process;
     NOW THEREFORE, the signatory Participants hereby agree as follows:

                            SECTION 1
                  AMENDMENTS TO NEPOOL AGREEMENT

     1. The definition of "Entity" in Section 15.14 of the NEPOOL Agreement, as heretofore amended, is amended to read as follows:
     Entity is any person or organization engaged in the electric utility business (the generation and/or transmission and/or distribution of electricity for consumption by the public, or the purchase, as principal or broker, of electric energy and/or capacity for resale at wholesale), whether the United States of America or Canada or a state or province or a political subdivision thereof or a duly established agency of any of them, a private corporation, a partnership, an individual, an electric cooperative or any other person or organization recognized in law as capable of owning property and contracting with respect thereto. No person or organization shall be deemed to be an Entity if the generation, transmission, or distribution of electricity by such person or organization is primarily conducted to provide electricity for consumption by such person or organization or an affiliated person or organization.

     2. Section 5.15 of the NEPOOL Agreement, as heretofore amended, is amended to re-letter paragraph (h) as paragraph (i) and by inserting the following new paragraph (h) after present paragraph (g):
     (h) The Management Committee shall have the authority, at the time that it acts on an Entity's application pursuant to Section 1.2 to become a Participant, to waive, conditionally or unconditionally, compliance by such Entity with one or more of the obligations imposed by this Agreement if the Committee determines that such compliance would be unnecessary or inappropriate for such Entity and the waiver for such Entity will not impose an additional burden on other Participants.

     3. Section 5.16 of the NEPOOL Agreement, as heretofore amended, is hereby amended to read as follows:

     Each member of the Management Committee or that member's designee shall be entitled to attend any meeting of the Executive Committee, Operations Committee, and Policy planning Committee and shall have a reasonable opportunity to express views on any matter to be acted upon at the meeting.

                            SECTION II
                PARTICIPATION ON NEPOOL COMMITTEES
     The Participants that are the signatories to this Thirty-
Second Agreement agree that they will cause their representatives to take action in the NEPOOL Executive Committee, the NEPOOL

Operations Committee and the NEPOOL Policy Planning Committee to authorize the IPPs, power marketers and power brokers that become Participants (collectively, such IPPs, power marketers, and power brokers are hereinafter referred to as "non-utility Participants") to designate as a group after this Thirty-Second Agreement becomes effective, a non-voting representative for each of the NEPOOL Executive Committee, NEPOOL Operations Committee, and NEPOOL Policy Planning Committee. The right to designate such representatives to the NEPOOL Executive Committee, NEPOOL Operations Committee, and NEPOOL Policy Planning Committee shall be in addition to, and not in lieu of, such non-utility Participants' rights under the existing provisions of the NEPOOL Agreement to be represented by members on the NEPOOL Operations Committee and NEPOOL Policy Planning Committee. If the non-utility Participants designate a representative for the NEPOOL Executive Committee, NEPOOL Operations Committee or NEPOOL Policy Planning Committee, that representative shall be treated as if he or she were a member of that Committee for purposes of notice of and participation in Committee meetings, but shall not be entitled to vote, and shall not be deemed a member of the Committee for purposes of determining the number of votes required for Committee action.

                           SECTION III
           EFFECTIVENESS OF THE THIRTY-SECOND AGREEMENT
     This Thirty-Second Agreement, and the amendments provided for above, shall become effective on November 15, 1995, or on such other date as the Federal Energy Regulatory Commission shall provide that such amendments shall become effective.

                            SECTION IV
                      USAGE OF DEFINED TERMS
     The usage in this Thirty-Second Agreement of terms which are defined in the NEPOOL Agreement shall be deemed to be in accordance with the definitions thereof in the NEPOOL Agreement.

                            SECTION V
                           COUNTERPARTS
     This Thirty-Second Agreement may be executed in any number of counterparts and each executed counterpart shall have the same force and effect as an original instrument and as if all the parties to all the counterparts had signed the same instrument. Any signature page of this Thirty-Second Agreement may be detached from any counterpart of this Thirty-Second Agreement without impairing the legal effect of any signatures thereof, and may be attached to another counterpart of this Thirty-Second Agreement identical in form thereto but having attached to it one or more signature pages.

     IN WITNESS WHEREOF, each of the signatories has caused a counterpart signature page to be executed by its duly authorized representative, as of the 1st day of September, 1995.

                    COUNTERPART SIGNATURE PAGE
               TO THIRTY-SECOND AGREEMENT AMENDING
                 NEW ENGLAND POWER POOL AGREEMENT

                  DATED AS OF SEPTEMBER 1, 1995


     The NEPOOL Agreement, being dated as of September 1, 1971, and being previously amended by twenty-nine (29) amendments the most recent of which was dated as of May 1, 1995, and as proposed to be amended by a pending amendment dated as of July 1, 1995


                                   ______________________________
                                            (Participant)


                                   By: __________________________
                                        Name:
                                        Title:
                                        Address:

                            APPENDIX 1

     The following independent power producers and power marketers who are participating in the work of the NEPOOL Review
Committee have provided the Participants assurances that they support or do not oppose acceptance of the foregoing Agreement by the Federal Energy Regulatory Commission:
          Enron Power Marketing, Inc.
          Coastal Electric Services Corp.
          North American Energy Conservation, Inc.
          KCS Power Marketing, Inc.
          Electric Clearing House, Inc.